Exhibit 10.2

SHARE ESCROW AGREEMENT

This SHARE ESCROW AGREEMENT (this “Agreement”) dated as of this ____ day of July 2017 by and among INSPYR THERAPEUTICS, INC., a Delaware corporation (the “Company”), having an address at 31200 Via Colinas #200, Westlake Village, CA 91362, ROBERT D. THOMPSON, LARRY E. RODMAN, JOHN MONTGOMERY AND GRETCHEN MONTGOMERY, each individuals (the “Principals”), each having address set forth on Schedule I hereto, and SILVESTRE LAW GROUP, P.C. (the “Escrow Agent”), a California Professional Corporation, having an office at 31200 Via Colinas #200, Westlake Village, CA 91362. All capitalized terms not herein defined shall have the meaning ascribed to them in that certain Share Exchange Agreement, of even date herewith and as amended or supplemented from time-to-time, including all attachments, schedules and exhibits thereto (the “Exchange Agreement”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of the Exchange Agreement, entered into by and between the Company, Lewis and Clark Pharmaceuticals, Inc., a Virginia corporation (“L&C”), the Principals and the shareholders of L&C, the Company is issuing certain shares of its common stock, par value $0.0001 per share (“Common Stock”) in exchange for all of the issued and outstanding capital stock of L&C;

WHEREAS, pursuant to the Exchange Agreement, the Principals will receive such number of shares of Common Stock of the Company as contained in Schedule I under the heading “Total Shares Received”;

WHEREAS, pursuant to certain indemnification provisions contained in Section X of the Exchange Agreement, the Principals have agreed to indemnify the Company and certain persons related thereto, through the escrow of such number of shares of Common Stock of the Company issued to the Principals as contained in Schedule I under the heading “Escrow Shares”;

WHEREAS, the Company and Principals desire to establish an escrow account with the Escrow Agent into which the Company and Principals agree that the Escrow Shares, issued in the name of the applicable Principals, shall be deposited with the Escrow Agent pursuant to the instructions herein, and the Escrow Agent is willing to accept said the Escrow Shares in accordance with the terms hereinafter set forth;

WHEREAS, the Company and Principals each, severally and not jointly, represent and warrant to the Escrow Agent that each will comply with all of their respective obligations under applicable state and federal securities laws and regulations with respect to the transactions contemplated in the Exchange Agreement and will further comply with their respective obligations under the Exchange Agreement with respect to the Escrow Shares; and

WHEREAS, the Company and Principals each, severally and not jointly, represent and warrant to the Escrow Agent that such party has not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Agreement.

NOW, THEREFORE, IT IS AGREED as follows:

1.             Delivery of Escrow Shares. On the Closing Date, the Principals will cause certificates representing the Escrow Shares (issued in the name of the applicable Principals) to be deposited, along with a stock power executed by the Principals, with the Escrow Agent (the “Escrow Account”). Such Escrow Shares shall be held by the Escrow Agent pursuant to the terms of this Agreement.

2.             Disbursement of Escrow Shares. The Escrow Shares shall be disbursed by the Escrow Agent in accordance with the following:

(a)       In the event that the Escrow Agent is informed in writing by the Company in good faith during the period of twelve (12) months following the Closing Date (“Survival Period”) that an Acquiror Company Indemnified Person has duly asserted a claim under Section X of the Exchange Agreement (“Claim(s)”) prior to the expiration of the Survival Period that remains unresolved or unsatisfied as of such expiration, the Escrow Agent will not release such portion of the Escrow Shares as shall be necessary to satisfy such unresolved or unsatisfied Claim until the final adjudication of such Claim. To the extent the amount of all unresolved or unsatisfied Claims as of the expiration of Survival Period shall be less than the then-value of the Escrow Shares (which value shall be determined in accordance with Section X of the Exchange Agreement), the Escrow Agent shall promptly thereafter (but in no event more than three (3) days after such written notice) release and transfer to the respective Principals such other portion of the Escrow Shares, ratably based on their ownership of the Escrow Shares. Subsequent to the final adjudication of any such Claim(s), and based on documentation reasonably satisfactory to the Escrow Agent, but not earlier than five (5) days after informing the Company and the Principals in writing of the proposed disbursement, the Escrow Agent shall disburse (i) such portion of the Escrow Shares in the Escrow Account to the Company necessary to cover any Losses in excess of the Deductible for such Claim(s) as contained in Section X of the Exchange Agreement and (ii) the remaining portion of the Escrow Shares in the Escrow Account to the respective Principals. In the event either the Company or either of the Principals disputes in good faith any aspect of a proposed disbursement, the Company, Principals and the Escrow Agent shall cooperate in good faith to resolve such dispute.

(b)       At the end of the Survival Period, or if Claim(s) are being adjudicated, then upon the date of such final adjudication of the remaining Claim(s), the remaining Escrow Shares not disbursed to cover Losses pursuant to Section 2(a) hereof, as well as the executed stock powers in possession of the Escrow Agent, will be disbursed to the respective Principals.

3.             Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)       The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of the Company and Principals, as applicable, are stated in Schedule II, which is attached hereto and made a part hereof. The Company and Principals may each remove or add one or more of its respective authorized signers stated on Schedule II by notifying the Escrow Agent of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories.

(b)       The Principals and the Company agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney’s fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Escrow Agreement unless caused by the Escrow Agent’s negligence or willful misconduct.

(c)       In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Shares until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Shares to a court of competent jurisdiction.

(d)       The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder.

4.                         Resignation and Termination of the Escrow Agent. The Escrow Agent may resign at any time by giving thirty (30) days’ prior written notice of such resignation to the Principals and the Company. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depository the Escrow Shares that it receives until the end of such 30-day period. In such event, the Escrow Agent shall not take any action, until the Company and Principals have collectively designated a banking corporation, trust company, attorney or other person as successor. Upon receipt of such written designation signed by Principals and the Company, the Escrow Agent shall promptly deliver the Escrow Shares to such successor and shall thereafter have no further obligations hereunder. If such instructions are not received within thirty (30) days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Shares held by it pursuant to this Agreement with a successor of its choice. In either case provided for in this section, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Shares.

5.             Termination. The Company and Principals may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least thirty (30) days from the date of such notice. In the event of such termination, the Company and Principals shall, within thirty (30) days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company and Principals, turn over to such successor escrow agent all of the Escrow Shares; provided, however, that if the Company and Principals fail to appoint a successor escrow agent within such thirty (30)-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Shares, the successor escrow agent shall become the escrow agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Shares and under this Agreement. Upon the disbursement of all the Escrow Shares pursuant to Section 2 of this Agreement, this Agreement shall automatically terminate.

6.                         [Reserved].

7.                         Compensation. The Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $1,000.00, which fee shall be paid by the Company upon the signing of this Agreement. In addition, the Company shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission.

8.                         Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, or via electronic mail (e-mail) to the addresses set forth below:

If to Principals, see their respective addresses on Schedule I.

If to the Company:

Inspyr Therapeutics, Inc.

31200 Via Colinas #200

Westlake Village, CA 91362

Attention: Christopher Lowe

Fax: 818-661-6302

If to Escrow Agent:

Silvestre Law Group, P.C.

31200 Via Colinas #200

Westlake Village, CA 91362

Attention: Raul Silvestre

Fax: 805-553-9783

9.                         General.

(a)       This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles and any action brought hereunder shall be brought in the courts of the State of California, located in the County of Ventura. Each party hereto irrevocably waives any objection on the grounds of venue, forum nonconveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts. Each of the parties hereto hereby waives all right to trial by jury in any action, proceeding or counterclaim arising out of the transactions contemplated by this Agreement.

(b)       This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c)       All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

(d)       This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e)       If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f)       This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

10.                       Form of Signature. The parties hereto agree to accept a facsimile or electronic mail (e-mail) transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement.

11.                       No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under or because of the existence of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Share Escrow Agreement as of the date first set forth above.

INSPYR THERAPEUTICS, INC.		PRINCIPALS

By:		By:
	Name: Title:		Name: Robert D. Thompson

By:
Name: Larry E. Rodman

By:
Name: John Montgomery

By:
Name: Gretchen Montgomery

SILVESTRE LAW GROUP, P.C.

By:
Name: Raul Silvestre Title: Managing Partner

Schedule I

Schedule II